Exhibit 10.1

Prosight global, inc.

STOCKHOLDERS’ AGREEMENT

Dated as of [●], 2019

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Exhibit A –	Form of Registration Rights Agreement

Exhibit B –	Form of Director & Officer Indemnification Agreement

Schedule A –	Initial Ownership Interest

Annex A –	Form of Amended and Restated Certificate of Incorporation

Annex B –	Form of Amended and Restated By-Laws

Annex C –	Form of Corporate Governance Guidelines for the Board of Directors

Annex D –	Form of Audit Committee Charter

Annex E –	Form of Compensation Committee Charter

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Annex F –	Form of Nominating and Corporate Governance Committee Charter

Annex G –	Form of Investment Committee Charter

Annex H –	Form of Risk Committee Charter

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STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT is made as of [●], 2019, among ProSight Global, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), ProSight Parallel Investment LLC, a Delaware limited liability company, ProSight Investment LLC, a Delaware limited liability company (each a “GS Investor”, and, collectively, the “GS Investors”), ProSight TPG, L.P., a Delaware limited partnership, TPG PS 1, L.P., a Cayman limited partnership, TPG PS 2, L.P., a Cayman limited partnership, TPG PS 3, L.P., a Cayman limited partnership and TPG PS 4, L.P., a Cayman limited partnership (each a “TPG Investor”, and, collectively, the “TPG Investors”, and, together with the GS Investors, the “Investors”).

WHEREAS, in connection with an initial public offering (the “IPO”) of shares of common stock, par value $0.01 per share, of the Company (the “Shares”), the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations with respect to the Investors’ ownership of Shares after consummation of the IPO;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

Article I

DEFINITIONS

Section 1.1.    Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Adverse Person” has the meaning set forth in Section 5.3(b).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, controls, is controlled by or is under common control with such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise to control such Person within the meaning of such term as used in Rule 405 under the Securities Act. “Controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes hereof, (a) none of the Investors, the Company nor any of their respective Subsidiaries shall be considered Affiliates of any portfolio operating company in which the Investors or any of their investment fund Affiliates have made a debt or equity investment solely as a result of such investment and (b) no Person registered as an investment company under the Investment Company Act of 1940, as amended, to whom an Affiliate of any Investor serves as investment adviser shall be considered an Affiliate of such Investor solely as a result of such Affiliate serving as such company’s investment adviser.

“Affiliated” shall have a correlative meaning to the term “Affiliate.”

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“Agreement” means this Stockholders’ Agreement, as the same may be amended, supplemented, restated or modified.

“Amended and Restated By-Laws” has the meaning set forth in Section 3.2.

“Banking Regulations” means all federal, state and foreign Laws applicable to banks, bank holding companies and their Subsidiaries and Affiliates, including, in each case as amended, the BHC Act, the Federal Reserve Act of 1913 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2011.

“Beneficial Ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that no Investor shall be deemed to beneficially own any securities of the Company held by any other Investor solely by virtue of the provisions of this Agreement (other than this definition).

“BHC Act” means the Bank Holding Company Act of 1956.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in New York, New York.

“Change in Control” means the occurrence of any of the following events:

(a)       the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Section 13(d)(3) of the Exchange Act), other than to any of the Investors or any of their respective Affiliates (collectively, the “Permitted Holders”); or

(b)       any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company (or any entity which controls the Company, or which is a successor to all or substantially all of the assets of the Company), including by way of merger, recapitalization, reorganization, redemption, issuance of capital stock, consolidation, tender or exchange offer or otherwise; or

(c)       a merger of the Company with or into another Person (other than the Permitted Holders) in which the voting stockholders of the Company immediately prior to such merger cease to hold at least fifty percent (50%) of the voting securities of the surviving entity or ultimate parent entity (in each case, including the Company) immediately following such merger;

provided that, in each case under clause (a), (b) or (c), no Change in Control shall occur unless the Permitted Holders in such transaction cease to have the ability, without the approval of any Person who is not a Permitted Holder, to elect more directors of the Company (or any resulting entity) than any other stockholder or group of Affiliated stockholders.

“Chosen Courts” has the meaning set forth in Section 8.4(b).

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“Company” has the meaning set forth in the Preamble.

“Coordination Committee” has the meaning set forth in Section 5.2.

“Encumbrance” means any charge, claim, community or other marital property interest, right of first option, right of first refusal, mortgage, pledge, lien or other encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“First Threshold Date” has the meaning set forth in Section 4.2(a).

“Governmental Authority” means any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC, or any other authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority.

“GS Investors” has the meaning set forth in the Preamble.

“Independent” means “independent” as set forth in Section 303A.02 of the NYSE Manual, otherwise in the NYSE Manual or in any applicable rules of an exchange on which the securities of the Company are listed and, with respect to the audit committee of the Board, also “independent” as set forth in Rule 10A-3 under the Exchange Act.

“Initial Ownership Interest” means, with respect to any Investor, the number of Shares held by such Investor immediately prior to completion of the IPO (as set forth in Schedule A hereto).

“Investor” has the meaning set forth in the Preamble.

“Investor Director Designee” has the meaning set forth in Section 4.2(a).

“Investor Group” means the GS Investors or the TPG Investors, as applicable.

“IPO” has the meaning set forth in the Recitals.

“Law,” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, including Banking Regulations, and (b) all judgments, injunctions, orders and decrees of any Governmental Authority in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

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“New Activity” has the meaning set forth in Section 6.7(b).

“Non-Designee Director” has the meaning set forth in Section 4.3(a).

“NYSE Manual” means the New York Stock Exchange Listed Company Manual.

“Permitted Holders” has the meaning set forth in the definition of “Change in Control.”

“Permitted Transferee” means with respect to any Investor, any Affiliate of such Investor.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or any other entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity or organization.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations.

“Registration Rights Agreement” has the meaning set forth in Section 5.1.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule or regulation).

“SEC” means the United States Securities and Exchange Commission.

“Second Threshold Date” has the meaning set forth in Section 4.2(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shares” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds shares, stock or other ownership interests representing (a) more than fifty percent (50%) of the voting power of all outstanding shares, stock or ownership interests of such entity, (b) the right to receive more than fifty percent (50%) of the net assets of such entity available for distribution to the holders of outstanding shares, stock or ownership interests upon a liquidation or dissolution of such entity or (c) a general or managing partnership interest in such entity.

“TPG Investors” has the meaning set forth in the preamble.

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“Transfer” means, with respect to any Shares, a direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other Encumbrance or other disposition of such Shares, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law; provided, that a Transfer shall not include any a direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other Encumbrance or other disposition of Shares as a result of a direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other Encumbrance or other disposition of an interest in The Goldman Sachs Group, Inc. or TPG Partners VI, L.P., TPG VI DFI AIV I, L.P., TPG VI DFO AIV II, L.P. or TPG FOF VI SPV, L.P., including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law.

“Transferred,” “Transferring” and “Transferee” shall each have a correlative meaning to the term “Transfer.”

“VCOC Entity” has the meaning set forth in Section 6.1.

Section 1.2.     General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. References to this Agreement shall include all Exhibits, Schedules and Annexes to this Agreement. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section. References to any Governmental Authority include any successor to such Governmental Authority. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

Article II

REPRESENTATIONS AND WARRANTIES

Section 2.1.     Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company, and each other Investor that as of the date hereof and as of the date of the consummation of the IPO:

(a)       This Agreement has been duly authorized, executed and delivered by such Investor and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

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(b)       The execution, delivery and performance by such Investor of this Agreement and the agreements contemplated hereby and the consummation by such Investor of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law applicable to such Investor or its properties or assets or (ii) result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which such Investor is a party or by which such Investor or his or her properties or assets are bound.

Section 2.2.     Entitlement of the Company and the Investors to Rely on Representations and Warranties. The representations and warranties contained in Section 2.1 may be relied upon by the Company, and by the other Investors, in connection with the entering into of this Agreement.

Article III

ORGANIZATIONAL DOCUMENTS

Section 3.1.     Certificate of Incorporation. The Company shall, prior to the consummation of the IPO, file with the Secretary of State of the State of Delaware, and cause to become effective, the Amended and Restated Certificate of Incorporation of the Company, the form of which is attached hereto as Annex A.

Section 3.2.     By-Laws. The Board shall, prior to the consummation of the IPO, adopt the Amended and Restated By-Laws of the Company (the “Amended and Restated By-Laws”), the form of which is attached hereto as Annex B.

Article IV

MANAGEMENT

Section 4.1.     Board of Directors.

(a)       Upon the consummation of the IPO and subject to Section 4.2 and Section 4.3, the Board shall consist of the following eleven (11) members: (i) Lawrence Hannon, the Chief Executive Officer of the Company, (ii) Sumit Rajpal and Anthony Arnold, as the initial Investor Director Designees of the GS Investors, (iii) Eric W. Leathers and Richard P. Schifter, as the initial Investor Director Designees of the TPG Investors, (iv) Steven Carlsen, Clement S. Dwyer, Sheila Hooda, Bruce W. Schnitzer and Otha T. Spriggs, III, as the initial Non-Designee Directors and (v) Joseph J. Beneducci, the Executive Chairman of the Board.

(b)       The Company and its Subsidiaries shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board or the board of directors of any of the Company’s Subsidiaries, and any committees thereof, including travel, lodging and meal expenses, in accordance with the Company’s reimbursement policies.

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(c)       The Company and its Subsidiaries shall obtain customary director and officer indemnity insurance on commercially reasonable terms which insurance shall cover each director and the members of each board of directors (or equivalent governing body) of each of the Company’s Subsidiaries. The Company and its Subsidiaries shall enter into director and officer indemnification agreements substantially in the form attached as Exhibit B hereto, with each director.

Section 4.2.     Investor Director Designees.

(a)       Until the first date on which an Investor Group has Transferred, through one or more Transfers (other than Transfers to Permitted Transferees that become party to this Agreement pursuant to Section 7.1), more than seventy-five percent (75%) of its aggregate Initial Ownership Interests (such date with respect to the GS Investors or the TPG Investors, as the case may be, the “First Threshold Date”), such Investor Group shall have the right to designate two (2) individuals for election to the Board (any individual designated by an Investor Group, an “Investor Director Designee”).

(b)       From the First Threshold Date with respect to an Investor Group and until the first date on which such Investor Group has Transferred, through one or more Transfers (other than Transfers to Permitted Transferees that become party to this Agreement pursuant to Section 7.1), more than ninety percent (90%) of its aggregate Initial Ownership Interests (such date with respect to the GS Investors or the TPG Investors, as the case may be, the “Second Threshold Date”), such Investor Group shall have the right to designate only one (1) Investor Director Designee.

(c)       From and after the Second Threshold Date with respect to an Investor Group, such Investor Group shall have no rights to designate Investor Director Designees.

(d)       The Company shall include each Investor Director Designee among the Company’s and its directors’ nominees for election to the Board at all of the Company’s applicable annual or special meetings of stockholders (or actions by written consent) at which directors are to be elected, subject to satisfaction of the requirements of Law and the Company’s organizational and governance documents regarding service as a director of the Company.

(e)       Except as provided in Section 4.2(d), if the number of individuals that either the GS Investors or the TPG Investors have the right to designate for election to the Board is decreased pursuant to Section 4.2(b) or Section 4.2(c), then the corresponding number of directors designated by such Investor pursuant to the foregoing provisions of this Section 4.2 shall immediately offer to resign from the Board. In the event that any Investor Director Designee offers to tender his or her resignation, the Board shall promptly determine whether to accept such resignation and, if the Board chooses to accept such resignation, the Company and the Investors shall be immediately required to take any and all actions necessary or appropriate to cooperate in ensuring the removal of such individuals. Except as provided above, the GS Investors and the TPG Investors shall have the sole and exclusive right to immediately remove their respective Investor Director Designees from the Board, as well as the exclusive right to designate the individual to fill vacancies that are created by reason of death, removal or resignation of such Investor Director Designees.

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(f)       To the extent nominated or designated by the GS Investors or the TPG Investors, the Company and each of the other Investors shall take all actions necessary and within their control and to the extent permissible by Law to cause the nomination, election, removal or replacement of the Investor Director Designees as provided for herein, including (i) in the case of the Company, soliciting proxies for each Investor Director Designee to the same extent it does so for its other director nominees, and (ii) in the case of the Investors, voting the Shares held by such Investor (whether at a meeting or acting by written consent). No Investor shall take any action with respect to the Company that would be inconsistent with the provisions of this Agreement.

Section 4.3.     Non-Designee Directors.

(a)       At all times following the consummation of the IPO, the Board shall include at least five (5) directors not Affiliated with and not nominated or designated by the Investors or Affiliated with the Company (other than, in each case, in their capacity as directors) who shall be Independent (the “Non-Designee Directors”).

(b)       At all times following the consummation of the IPO, the Investors and the Company shall take all actions necessary and within their control and to the extent permissible by Law to cause the Chief Executive Officer of the Company to serve as a director, including, in the case of the Investors, voting the Shares held by such Investor (whether at a meeting or acting by written consent).

(c)       If at any time following the consummation of the IPO the Chief Executive Officer of the Company or a director who is not Independent serves as the Chairperson of the Board, the Board shall designate one (1) Non-Designee Director as the lead director, having such responsibilities as shall be set forth in the Corporate Governance Guidelines for the Board, the form of which is attached hereto as Annex C.

Section 4.4.     Board Committees.  Upon the consummation of the IPO, the Board shall have established the following committees:

(a)       An audit committee having the responsibilities set forth in the Audit Committee Charter attached hereto as Annex D and which shall at all times (i) consist of at least three (3) Independent directors and (ii) meet the requirements of Section 303A.07 of the NYSE Manual and Rule 10A-3 under the Exchange Act.

(b)       A compensation committee having the responsibilities set forth in the Compensation Committee Charter attached hereto as Annex E and which shall at all times (i) consist of at least three (3) Independent directors, (ii) consist of at least a majority of Non-Designee Directors and (iii) meet the requirements of Section 303A.05 of the NYSE Manual and Rule 10C-1 under the Exchange Act, in each case without regard to any “controlled company” exemption.

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(c)       A nominating and corporate governance committee having the responsibilities set forth in the Nominating and Corporate Governance Committee Charter attached hereto as Annex F and which shall at all times (i) consist of at least three (3) Independent directors, (ii) consist of at least a majority of Non-Designee Directors and (iii) meet the requirements of Section 303A.04 of the NYSE Manual without regard to any “controlled company” exemption.

(d)       An investment committee having the responsibilities set forth in the Investment Committee Charter attached hereto as Annex G and which shall at all times consist of at least three (3) directors, at least one (1) of which shall be a Non-Designee Director.

(e)       A risk committee having the responsibilities set forth in the Risk Committee Charter attached hereto as Annex H and which shall at all times consist of at least three (3) directors, at least two (2) of which, including the chairperson of the committee, shall be Non-Designee Directors.

Section 4.5.     Application of Advance Notice By-Law. Until the first time that the Investors cease to beneficially own, in the aggregate, at least fifty percent (50%) of the outstanding Shares, Section 1.11 of the Amended and Restated By-Laws or any successor provision thereto, shall not be applicable to any matter brought before any annual or special meeting of stockholders by an Investor Group; provided that, for the avoidance of doubt, each Investor Group shall provide reasonable advance notice to the Company of such matter brought before any annual or special meeting of stockholders by such Investor Group prior to (i) the date of such meeting; or (ii) in the event that the Company is required to solicit proxies for a nomination, election, removal or replacement of an Investor Director Designee, the time the Company begins such solicitation pursuant to Section 4.2(f).

Article V

REGISTRATION RIGHTS; TRANSFER RESTRICTIONS

Section 5.1.     Registration Rights. Effective as of the consummation of the IPO, the Company shall grant to each of the Investors, certain members of senior management of the Company or its Subsidiaries and certain other stockholders of the Company, registration rights in substantially the same form as set forth in the form of Registration Rights Agreement attached as Exhibit A hereto (the “Registration Rights Agreement”).

Section 5.2.     Coordination Committee. Effective as of the consummation of the IPO, the Investors shall create a coordination committee (the “Coordination Committee”), which shall not be a committee of the Board, and will maintain such committee for so long as this Agreement remains in effect or until disbanded with the written consent of each Investor. During the period following the IPO, the Coordination Committee shall facilitate coordination of (i) the exercise of registration rights pursuant to the Registration Rights Agreement, (ii) dispositions of Shares held by the Investors pursuant to Rule 144 as provided in Section 5.3, or (iii) any distributions of any Shares by any Investor to its investors as provided in Section 5.3(a). The GS Investors and the TPG Investors will have the right to designate an equal number of members of the Coordination Committee and shall be permitted to remove and replace such designees from time to time. The Company shall be permitted to designate one representative (who may, but need not, be a director of the Company) to participate on the Coordination Committee. The procedures governing the conduct of the Coordination Committee shall be established from time to time by the written consent of the Investors.

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Section 5.3.     Transfer Restrictions.

(a)       Following the consummation of the IPO, an Investor wishing to (i) Transfer any Shares pursuant to Rule 144, or (ii) distribute any Shares to such Investor’s investors, shall consult with the Coordination Committee prior to taking such action or entering into any definitive agreement with respect to such action, and shall use reasonable efforts to minimize any adverse impact to the other Investors in respect of such Transfer or distribution.

(b)       Notwithstanding any provisions of this Article V, except in connection with a Change in Control, in no event shall any Investor knowingly Transfer any of its Shares to any Person (including an Affiliate) if the Transferee is a competitor of the Company or any of its Subsidiaries, or otherwise adverse to the Company or any of its Subsidiaries (an “Adverse Person”); provided that an Investor Transferring Shares to the public in a registered public offering (other than an offering using Form S-4, S-8 or a comparable form) or pursuant to Rule 144 shall not be deemed to have “knowingly” Transferred Shares to an Adverse Person for purposes of this Section 5.3(b).

Article VI

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.1.     VCOC Rights. With respect to any GS Investor, TPG Investor or any Permitted Transferee that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each Person, a “VCOC Entity”), for so long as such VCOC Entity, directly or indirectly, continues to hold any Shares, without limitation or prejudice of any of the rights provided to the Investors hereunder, the Company and its Subsidiaries shall provide such VCOC Entity with all information and access rights necessary to satisfy applicable VCOC requirements, and the Company and its Subsidiaries shall enter into a customary VCOC management rights letter setting forth the terms and conditions pursuant to which the Company and its Subsidiaries will provide such information and access rights.

Section 6.2.     No Promotion. The Company agrees that it will not, without the prior written consent of the applicable Affiliate of the GS Investors or the applicable Affiliate of the TPG Investors, as the case may be, in each instance, (a) use in advertising, publicity, or otherwise the name of Goldman, Sachs & Co. LLC, TPG Global, LLC or any of their respective Affiliates, or any partner or employee of any such Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman, Sachs & Co. LLC, TPG Global, LLC, or any of their respective Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Goldman, Sachs & Co. LLC, TPG Global, LLC, or any of their respective Affiliates.

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Section 6.3.     Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the public information filed by the Company with the SEC relating to its Shares, in making its investment or decision to sell, retain its investment or further invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

Section 6.4.     No Fiduciary Duty; Investment Banking Services. The parties hereto acknowledge and agree that nothing in this Agreement shall create a fiduciary duty of Goldman, Sachs & Co. LLC or any of its Affiliates or TPG Global, LLC or any of its Affiliates to the Company or the Investors. Notwithstanding anything to the contrary herein or any actions or omissions by representatives of Goldman, Sachs & Co. LLC or any of its Affiliates or TPG Global, LLC or any of its Affiliates in whatever capacity, including as a director, it is understood that Goldman, Sachs & Co. LLC or any of its Affiliates or TPG Global, LLC or any of its Affiliates is not acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

Section 6.5.     Logo of the Company and its Subsidiaries. The Company grants the Investors permission to use the Company’s and its Subsidiaries’ names and logos in the Investors’ or their respective Affiliates’ marketing materials solely to reflect that the Company is, or was, at one time a portfolio company of the Investor. The Investors or their respective Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s or its Subsidiaries’ ownership of its trademarks in the marketing materials in which the Company’s or its Subsidiaries’ names and logos appear.

Section 6.6.     Regulatory Matters. Each Investor hereby agrees to use its reasonable best efforts to supply and provide information, from time to time, that is accurate in all material respects to any Governmental Authority requesting such information in connection with filings or notifications relating to any acquisition, disposition and Change in Control transaction (including by way of merger, consolidation, tender offer or exchange offer or otherwise), or the establishment of a new business activity, involving the Company and its Subsidiaries.

Section 6.7.     Banking Regulation Compliance Covenants. For so long as the GS Investors (together with any of their Affiliates) are deemed to control the Company for purposes of any Banking Regulation, the parties hereto agree as follows:

(a)       The Company shall, and shall cause its Subsidiaries to, establish, maintain and enforce policies and procedures reasonably designed for compliance with (i) the policies and procedures of the GS Investors and their Affiliates pursuant to Banking Regulations as specifically directed in writing by the GS Investors, and (ii) any other Laws applicable to the Company or its Subsidiaries. The GS Investors shall be entitled to require implementation of, or revisions to, the Company policies and procedures at any time if GS Investors deem such change reasonably necessary to comply with Banking Regulations or guidance relating to Banking Regulations from any applicable Governmental Authority.

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(b)       The Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of the GS Investors, which consent shall not be unreasonably withheld, expand or make any change in the nature of the activities of the Company or its Subsidiaries (including entering into new lines of business) beyond those activities that are being pursued as of the date of this Agreement as reflected in the registration statement filed with the SEC for the IPO or that are otherwise permissible for financial holding companies to conduct under Section 4(k) of the BHC Act (any such new business activity or change to current activities, a “New Activity”). Upon notice from the GS Investors, the Company shall, and shall cause its Subsidiaries to, refrain from commencing any New Activity or terminate or modify any existing activity if, in the reasonable judgment of the GS Investors, the Company’s (i)  terminating or modifying such existing activity is required under applicable Banking Regulations or by the Federal Reserve or any Governmental Authority having jurisdiction over the GS Investors and its Affiliates or, by reason of its affiliation with the GS Investors and its Affiliates, the Company or (ii) commencing such New Activity or continued operation of such existing activity would require the GS Investors to seek approval from or make any filings with any Governmental Authority having jurisdiction over the GS Investors and its Affiliates or, by reason of its affiliation with the GS Investors and its Affiliates, the Company. Upon request of the Company, GS Investors will provide an outside legal opinion of reputable counsel, addressed to the Company and in form and substance reasonably satisfactory to the Company, that fully supports the request of GS Investors and confirms that there is no ability for the GS Investors to restructure its investment in the Company in a manner (i) as to enable the Company to pursue the New Activity (ii) as to have a reasonable likelihood of ensuring compliance with or avoiding the potential violation of applicable Banking Regulations or causing the applicable Governmental Authority to withdraw the requirement to seek its approval or make filings with it, as the case may be and (iii) that is not reasonably likely to adversely impact any other Investor in any manner, including increasing any other Investor’s regulatory filing requirements.

(c)       The Company shall provide the GS Investors with prompt written notice of, and copies of any relevant and available documents related to:

(i)       Any event or occurrence with respect to the Company or any of its Subsidiaries that would, or could reasonably be expected to, result in any material adverse legal, regulatory or reputational consequences for the Company or its Subsidiaries;

(ii)      Any material violation or breach of any policy or procedure set forth in Section 6.7(a) hereof;

(iii)     Any material violation of any policies or standard procedures regarding customer interactions or discipline of personnel; and

(iv)     Any material weakness or significant deficiency noted in any regulatory, legal or internal control at the Company or any of its Subsidiaries noted by the Company, any of its Subsidiaries, its auditors, or any Governmental Authority having jurisdiction over the GS Investors and their Affiliates, whether as a result of an internal or external audit, in a report of regular examination by a Governmental Authority or otherwise.

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(d)       The Company shall, and shall cause its Subsidiaries to, take all actions that the GS Investors may reasonably request to cause any material legal, regulatory or internal control deficiencies and violations of policies and procedures described in Section 6.7(c) to be promptly remedied.

(e)       The Company shall not, and shall cause its Subsidiaries not to, purchase or otherwise acquire any shares of capital stock, or securities convertible into or exchangeable for shares of capital stock, of any bank holding company, non-U.S. or U.S., other depositary institution, or any company engaged in financial activity or any “covered fund” as defined in Section 13.7 of the BHC Act.

(f)       The Company shall not, and shall cause its Subsidiaries not to, enter into any joint venture or strategic alliance with any other entity that is a “bank”, “bank holding company”, or “banking entity” as defined in Section 13(h)(l) of the BHC Act.

(g)       The Company shall, and shall cause its Subsidiaries to, provide the GS Investors or the TPG Investors, or any Governmental Authority having jurisdiction over the GS Investors and their Affiliates or the Company and its Subsidiaries full access to all books, records, policies and procedures, internal audit and compliance reports, and to officers, personnel, accountants and other representatives of the Company and its Subsidiaries and their respective businesses, whether located in the U.S. or outside the U.S. The Company shall provide the GS Investors or the TPG Investors with access to any materials viewed by any Governmental Authority if requested by the GS Investors or the TPG Investors and if permitted by applicable Law.

(h)       The Company shall consult with the GS Investors before any Management Official of the Company or any of its Subsidiaries takes a position as a Management Official of any Depository Organization or any Affiliate thereof, or any nonbank Financial Company designated by the Financial Stability Oversight Council for supervision by the Federal Reserve or any Affiliate thereof. The Company shall advise all Management Officials of the Company and each of its Subsidiaries of this requirement. For purposes of this subsection (h) only, all capitalized terms are defined as they are defined in the Federal Reserve’s Regulation L (12 C.F.R. Part 212).

(i)        The Company shall, and shall cause its Subsidiaries, to comply in all respects with Section 13 of the BHC Act and Regulation VV promulgated thereunder.

(j)        Subject to Section 8.9, this Section 6.7 shall terminate upon the Company ceasing to be a “subsidiary,” as such term is defined in Section 2(d) of the BHC Act, of The Goldman Sachs Group, Inc.

Section 6.8.     In-Kind Distributions. If any Investor seeks to effectuate an in-kind distribution of all or part of its Shares to its direct or indirect equityholders, the Company will, subject to applicable lockups pursuant to the Registration Rights Agreement, reasonably cooperate with and assist such Investor, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Investor (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent and the delivery of Shares without restrictive legends, to the extent no longer applicable).

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Article VII

ADDITIONAL PARTIES

Section 7.1.     Additional Parties. Additional parties, provided they are Permitted Transferees, may be added to and be bound by and receive the benefits afforded by this Agreement upon the signing and delivery of a counterpart of this Agreement by the Company and the acceptance thereof by such additional parties and, to the extent permitted by Section 8.7, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such party as the Investors and such party may agree.

Article VIII

MISCELLANEOUS

Section 8.1.     Freedom to Pursue Opportunities.

(a)       The parties expressly acknowledge and agree that, to the extent permitted by applicable Law: (i) each of the Investors and their respective Affiliates shall, to the fullest extent permissible by Law, have no duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Company or any of its Affiliates; (ii) none of the Company, any of its Subsidiaries or any Investor shall have any rights in and to the business ventures of any Investor, its Affiliates, or the income or profits derived therefrom; (iii) each of the Investors and their respective Affiliates may do business with any potential or actual customer or supplier of the Company or any of its Subsidiaries or may employ or otherwise engage any officer or employee of the Company or any of its Subsidiaries; and (iv) in the event that any Investor or its respective Affiliates acquire knowledge of a potential transaction or other matter or business opportunity which may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Investor or its respective Affiliates shall, to the fullest extent permitted by applicable Law, have no fiduciary duty or other duty (contractual or otherwise) to communicate, present or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by applicable Law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty or other duty (contractual or otherwise) as a stockholder, director or officer of the Company solely by reason of the fact that such Investor or its respective Affiliates pursue or acquire such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Company or any of its Affiliates; provided that this Section 8.1 shall not apply to any directors of the Company or any of its Subsidiaries that are not also Investor Director Designees; provided further that any actions taken, directly or indirectly, by any publicly-traded Affiliate (or any of its officers, directors or employees) of an Investor shall not be deemed to be an action taken by such Investor; provided further that, with respect to clause (iv) of this Section 8.1(a), the Company does not renounce its interest in any corporate opportunity offered to any director of the Company if such opportunity is expressly offered to such Person solely in his or her capacity as a director or officer of the Company and the provisions of this Section 8.1(a) shall not apply to any such corporate opportunity.

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(b)       Each Investor (for itself and on behalf of the Company) hereby, to the extent permitted by applicable Law, acknowledges and agrees that, (i) in the event of any conflict of interest between the Company or any of its Subsidiaries, on the one hand, and any Investor, on the other hand, such Investor (or the Investor Director Designees appointed by such Investor acting in their capacity as a director) may act in such Investor’s best interest and (ii) no Investor (or the Investor Director Designees appointed by such Investor acting in their capacity as a director), shall be obligated (A) to reveal to the Company or any of its Subsidiaries confidential information belonging to or relating to the business of such Investor or (B) to recommend or take any action in its capacity as such Investor or Investor Director Designee, as the case may be, that prefers the interest of the Company or any of its Subsidiaries over the interest of such Investor or Investor Director Designee, as the case may be.

Section 8.2.     Effective Time. The operative provisions of this Agreement shall become effective upon the consummation of the IPO.

Section 8.3.     Entire Agreement. This Agreement, together with the form of Registration Rights Agreement in Exhibit A hereto, and all of the other Exhibits, Annexes and Schedules hereto and thereto constitute the entire understanding and agreement between the parties as to the matters covered herein and therein and supersede and replace any prior understanding, agreement (including the Amended and Restated Shareholders’ Agreement with respect to ProSight Global Holdings Limited dated as of June 11, 2013) or statement of intent, in each case, written or oral, of any and every nature with respect thereto between the parties as to the matters covered herein and therein. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including, the by-laws of any company, this Agreement shall govern as among the parties hereto.

Section 8.4.     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)       This Agreement shall be construed and enforced in accordance with, and the rights and duties of the parties shall be governed by, the law of the State of Delaware, without regard to principles of conflicts of laws.

(b)       Each party agrees that it will bring any action or proceeding in respect of any claim arising out of this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, another federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 8.11.

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(c)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4(C).

Section 8.5.     Obligations; Remedies. The Company and the Investors shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement without the necessity of proving the inadequacy of monetary damages as a remedy, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 8.6.    Consent of the Investors. If any consent, approval or action of the Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Shares held by the Investors at such time provide such consent, approval or action in writing at such time, unless this Agreement provides for more specific consent requirements of the Investors with respect to such consent, approval or action.

Section 8.7.     Amendment and Waiver.

(a)       The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of the Company and each Investor that has not Transferred (through one or more Transfers) more than ninety percent (90%) of its Initial Ownership Interest (excluding pro rata Transfers agreed to by the Investors and Transfers to Permitted Transferees); provided that any amendment, modification or waiver that disproportionately and adversely affects any Investor that has Transferred more than ninety percent (90%) of its Initial Ownership Interest as compared to any other Investor shall also require the written consent of such adversely affected Investor. If reasonably requested by the Investors, the Company agrees to execute and deliver any amendments to this Agreement which the Company in its reasonable discretion concludes are not adverse to Company or its public stockholders to the extent so requested by the Investors in connection with the addition of a Permitted Transferee in accordance with Section 7.1 or a recipient of any newly-issued Shares as a party hereto; provided that such amendments are in compliance with the provisos set forth in the immediately preceding sentence. Any amendment, modification or waiver effected in accordance with the foregoing shall be effective and binding on the Company and all Investors.

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(b)       Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 8.8.     Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 8.9.     Termination.

(a)       This Agreement shall automatically terminate as to any Investor Group on the first date on which such Investor Group Transfers, through one or more Transfers (other than Transfers to Permitted Transferees who become party to this Agreement pursuant to Section 7.1) more than ninety percent (90%) of its Initial Ownership Interests.

(b)       This Agreement shall automatically terminate upon the earlier of (i) all Investors ceasing to be a party to this Agreement in accordance with Section 8.9(a); (ii) a Change in Control; (iii) written agreement of the Company and the Investors that hold Shares at such time; (iv) the dissolution or liquidation of the Company. In the event of any termination of this Agreement as provided in this Section 8.9, this Agreement shall forthwith become wholly void and of no further force or effect (except for this Article VIII, which shall survive) and there shall be no liability on the part of any parties hereto or their respective Affiliates, except as provided in this Article VIII. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

Section 8.10.  Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, and notwithstanding the fact that certain of the Investors may be partnerships or limited liability companies, by its acceptance of the benefits of this Agreement, the Company and each Investor covenant, agree and acknowledge that no Person (other than the parties hereto) has any obligations hereunder, and that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Investor or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any the former, current and future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of the Investors or any former, current or future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of any of the foregoing, as such, for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

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Section 8.11.     Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed duly given (a) when delivered personally by hand, (b) when sent by facsimile or email upon confirmation of receipt or (c) one Business Day following the day sent by overnight courier:

if to the Company, to:

ProSight Global, Inc.
412 Mt. Kemble Avenue
Morristown, NJ 07960
Attention:	Frank D. Papalia, Chief Legal Officer
Facsimile:	(973) 532-1890
Email:	FPapalia@prosightspecialty.com

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:	Robert G. DeLaMater
C. Andrew Gerlach
Facsimile:	(212) 291-9037
(212) 291-9299
Email:	DeLaMaterR@sullcrom.com
GerlachA@sullcrom.com

if to the GS Investor, to:

c/o Goldman, Sachs & Co. LLC
200 West Street
New York, New York 10282-2198
Attention:	Sumit Rajpal
Facsimile:	212-357-5505
Email:	sumit.rajpal@gs.com

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c/o Goldman, Sachs & Co. LLC
200 West Street
New York, New York 10282-2198
Attention:	Anthony Arnold
Facsimile:	212-357-5505
Email:	anthony.arnold@gs.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:	Alexander D. Lynch
Facsimile:	(212) 310-8007
Email:	alex.lynch@weil.com

and

if to the TPG Investors, to:

c/o TPG Capital, LLC
301 Commerce Street
Suite 3300
Fort Worth, TX 76102
Attention:	Office of General Counsel
Email:	officeofgeneralcounsel@tpg.com

with a copy to:

345 California Street
San Francisco, CA 94104
Attention: Adam Fliss
Email: afliss@tpg.com

with a copy (which shall not constitute written notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention:	Jeffrey D. Karpf
Facsimile:	(212) 225-3999
Email:	jkarpf@cgsh.com

Section 8.12.     Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

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Section 8.13.     No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.14.      Recapitalizations; Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

Section 8.15.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 8.15.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

PROSIGHT GLOBAL, INC.

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

PROSIGHT INVESTMENT LLC

By:
Name:
Title:

PROSIGHT PARALLEL INVESTMENT LLC

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

PROSIGHT TPG, L.P.

By:
Name:
Title:

TPG PS 1, L.P.

By:
Name:
Title:

TPG PS 2, L.P.

By:
Name:
Title:

TPG PS 3, L.P.

By:
Name:
Title:

TPG PS 4, L.P.

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]